SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549


                                 Form 8-K


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



                             November 23, 1998




                         AMBER RESOURCES COMPANY
          (Exact name of registrant as specified in its charter)




Delaware                      0-8874                     84-0750506
(State of                     Commission             (I.R.S. Employer
Incorporation)                 File No.             Identification No.)


        Suite 3310
        555 17th Street
        Denver, Colorado                                80202
 (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (303) 293-9133



ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


          On Monday, November 16, 1998, Amber completed the sale of interests in 17 wells in the Anadarko Basin of Oklahoma for $1,075,000 to Anadarko Minerals, Inc., of Oklahoma City, Oklahoma, a private company not affiliated with the Registrant. The Company expects to receive an additional approximately $85,000 as a result of a gas balancing adjustment to be made on March 15, 1999. The proceeds from the sale will be used to discharge debt, for drilling, and for operations. A copy of the Letter Agreement for the sale of the properties is attached hereto as Exhibit 2.1.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     2.1  Letter Agreement between Amber Resources Company/Delta
          Petroleum Corporation and Anadarko Minerals, Inc.


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMBER RESOURCES COMPANY
                              (Registrant)


Date:  November 23, 1998  By: s/Aleron H. Larson, Jr.
                              Aleron H. Larson, Jr.
                              Chairman/C.E.O.





                             INDEX TO EXHIBITS


(1)  Underwriting Agreement.  Not applicable.

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession.

     2.1  Letter Agreement between Amber Resources Company/Delta
          Petroleum Corporation and Anadarko Minerals, Inc.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts. Not Applicable.

(11) Statement re: Computation of Per Share Earnings.
      Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15) Letter re: Unaudited Interim Financial Information.
     Not Applicable.

(16) Letter re: Change in Certifying Accountant.  Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders. Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of
Security Holders.  Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits. Not Applicable.